SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 12, 2002


                               NUTRITION 21, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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              New York                    1-12106              11-2653613
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  (State or Other Jurisdiction of (Commission file Number)    (IRS Employer
           Incorporation)                                  Identification No.)
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4 Manhattanville Road, Purchase, New York 10577

(Address of Principal Executive Offices)    (Zip Code)

Registrant's telephone number, including area code (914) 701-4500

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Item 5.  Other Events

1.   AMENDED AND RESTATED BY-LAWS

          Effective September 12, 2002, our Board of Directors adopted Amended and Restated By-laws for our company. A copy of the Amended and Restated By-laws is filed as Exhibit 3.1 hereto.

          The Amended and Restated By-laws include, among other things, certain procedures (including, without limitation, advance notification requirements) that must be complied with in order to (i) properly bring any business before the annual or any special meeting of shareholders and (ii) nominate any person for election as a director.

2.   RIGHTS AGREEMENT

INTRODUCTION

          On September 12, 2002, our Board of Directors declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.005 per share. The dividend is payable on September 25, 2002 to the stockholders of record on September 25, 2002.

          The Rights are governed by a Rights Agreement dated as of September 12, 2002 (the "Rights Agreement"), that we entered into with American Stock Transfer & Trust Co., as the Rights Agent. We have set forth below certain summary information concerning the Right Agreement. This summary may not contain all information that is important to you. A copy of the full Rights Agreement is filed as Exhibit 4.1 hereto. If there is a conflict between the summary below and the Rights Agreement, the Rights Agreement will govern

          Our Board has adopted this Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires 15% or more of our outstanding common stock without the approval of our Board. However, the percentage is 30% for any person or group that already was the beneficial owner of 15% or more of our common stock at the time the Rights Agreement was entered into (any such person or group being referred to as an "Exempted Person"). The Rights Agreement should not interfere with any merger or other business combination approved by our Board.

THE RIGHTS

          Our Board authorized the issuance of a Right with respect to each outstanding share of common stock on September 25, 2002. The Rights will initially trade with, and will be inseparable from, the common stock.

          Until the Distribution Date described below, the Rights will be evidenced only by certificates that represent shares of common stock. New Rights will accompany any new shares of common stock we issue after September 25, 2002 until the Distribution Date described below, and in certain circumstances, new shares of common stock we issue after the Distribution Date.

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          New common stock certificates we issue after September 25, 2002 as a result of transfers of stock by existing stockholders or of new issuances by us will contain a notation referring to the Rights and the Rights Agreement.

PURCHASE PRICE

          Each Right will allow its holder to purchase from our Company one one-thousandth of a share of Series H Participating Preferred Stock ("Preferred Stock") for $3.00, once the Rights become exercisable. This portion of a share of Preferred Stock will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights as a stockholder of our Company.

EXERCISABILITY

          The Rights will not be exercisable until:

               o 10 days after the public announcement that a person or group has become an "Acquiring Person" by obtaining beneficial ownership of 15% or more of our outstanding common stock (30% in the case of an Exempted Person), or, if earlier,

               o 10 business days (or a later date determined by our Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

          We refer to the date when the Rights become exercisable as the "Distribution Date." Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by Rights certificates that we will mail to all eligible holders of common stock.

          Any Rights held by an Acquiring Person are void and may not be exercised.

CONSEQUENCES OF A PERSON OR GROUP BECOMING AN ACQUIRING PERSON

          If a person or group becomes an Acquiring Person, all holders of Rights, except the Acquiring Person, may, for a purchase price of $3.00, acquire shares of our common stock having a market value of $6.00, based on the market price of the common stock prior to such person or group becoming an Acquiring Person.

          If our Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights, except the Acquiring Person, may, for a purchase price of $3.00, purchase shares of the acquiring corporation having a market value of $6.00 based on the market price of the acquiring corporation's stock, prior to such merger. If the Company does not have sufficient authorized shares of common stock to enable full exercise of the Rights, then the Company will distribute to each holder of a Right (excluding the Acquiring Persons) cash, preferred stock, debt securities or other property with a value equal to the value of the Right. In general, the value of the Right for this purpose is the spread (i.e., the difference between the Purchase Price and the value of the common stock that would be received upon exercise of the Right assuming shares were available).

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PREFERRED STOCK PROVISIONS

          Each share Preferred Stock, if issued:

               o    will not be redeemable;

               o will be junior to any other series of preferred stock we may issue;

               o will entitle the holder to quarterly dividend payments in an amount equal to 1,000 times the dividend, if any, paid on one share of common stock (so that one one-thousandth of a share of Preferred Stock would entitle the holder to receive a quarterly dividend payment that is the same as any dividend paid on one share of common stock);

               o will entitle the holder upon liquidation to receive 1,000 times the payment made on one share of common stock (so that one one-thousandth of a share of Preferred Stock would entitle the holder to receive the same payment as is made on one share of common stock); and

               o will have the same voting power as 1,000 shares of commons stock (so that one one-thousandth of a share of Preferred Stock would have the same voting rights as one share of common stock); and

          The value of one one-thousandth interest in a share of Preferred Stock should approximate the value of one share of common stock.

EXPIRATION

          The Rights will expire on September 11, 2012 or on an earlier date if we redeem them, as discussed below.

REDEMPTION

          Our Board may redeem the Rights for $0.001 per Right at any time before the close of business on the tenth calendar date following the date on which any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right, in cash, common stock or other securities, as determined by our Board.

ANTI-DILUTION PROVISIONS

          The Rights will have the benefit of certain customary anti-dilution provisions.

AMENDMENTS

          The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. However, after a person or group becomes an Acquiring Person, our Board may not amend the agreement in a way that adversely affects holders of the Rights.

Item 7.

(c)  Exhibits

     3.1  Form of Amended and Restated By-laws of Registrant

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     4.1  Form of Rights Agreement, dated as of September 12, 2002 between
Nutrition 21, Inc., and American Stock Transfer & Trust Co., as Rights Agent, including all exhibits thereto.



SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 18, 2002



                                                  Nutrition 21, Inc.





                                                  By: /s/ BENJAMIN T. SPORN
                                                      -----------------------
                                                      Benjamin T. Sporn
                                                      Senior Vice President



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